Exhibit 99.6

INVESTMENTS

Our investment strategy is to: (i) maintain a predominately investment-grade fixed income portfolio; (ii) provide liquidity to meet our cash obligations to policyholders and others; and (iii) generate stable and predictable investment income through active investment management. Consistent with this strategy, investments in fixed maturity securities, mortgage loans and policy loans made up 96% of our $24.2 billion investment portfolio at September 30, 2010. The remainder of the invested assets was trading securities, investments held by variable interest entities, equity securities and other invested assets.

The following table summarizes the composition of our investment portfolio as of September 30, 2010 (dollars in millions):

	Carrying Value	Percent of total investments
Fixed maturities, available for sale	$21,007.5	87%
Equity securities	41.1	—
Mortgage loans	1,825.6	8
Policy loans	290.9	1
Trading securities	389.7	1
Investments held by variable interest entities	454.8	2
Other invested assets	189.5	1

Total investments	$24,199.1	100%

Insurance statutes regulate the types of investments that our insurance subsidiaries are permitted to make and limit the amount of funds that may be used for any one type of investment. In light of these statutes and regulations and our business and investment strategy, we generally seek to invest in United States government and government-agency securities and corporate securities rated investment grade by established nationally recognized rating organizations or in securities of comparable investment quality, if not rated.

At September 30, 2010, the amortized cost, gross unrealized gains and losses and estimated fair value of fixed maturities, available for sale, and equity securities were as follows (dollars in millions):

	Amortized cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
Investment grade(a)
Corporate securities	$13,208.6	$1,302.7	$(54.3)	$14,457.0
United States Treasury securities and obligations of United States government corporations and agencies	100.8	8.0	—	108.8
States and political subdivisions	1,439.5	62.5	(31.2)	1,470.8
Debt securities issued by foreign governments	0.8	0.1	—	0.9
Asset-backed securities	559.1	10.1	(6.3)	562.9
Collateralized debt obligations	208.7	1.6	(2.2)	208.1
Commercial mortgage-backed securities	1,303.3	84.9	(19.0)	1,369.2
Mortgage pass-through securities	32.1	1.6	(0.1)	33.6
Collateralized mortgage obligations	1,048.7	54.2	(16.4)	1,086.5

Total investment grade fixed maturities, available for sale	17,901.6	1,525.7	(129.5)	19,297.8

Below-investment grade(a):
Corporate securities	1,229.1	26.8	(61.8)	1,194.1
States and political subdivisions	4.8	—	(1.3)	3.5
Asset-backed securities	47.6	2.1	(0.4)	49.3
Collateralized debt obligations	14.1	0.2	—	14.3
Commercial mortgage-backed securities	2.9	—	(1.8)	1.1
Collateralized mortgage obligations	464.4	9.0	(26.0)	447.4

Total below-investment grade fixed maturities, available for sale	1,762.9	38.1	(91.3)	1,709.7

Total fixed maturities, available for sale	$19,664.5	$1,563.8	$(220.8)	$21,007.5

Equity securities	$40.7	$0.9	$(0.5)	$41.1

(a)	Investment ratings—Investment ratings are assigned the second lowest rating by a nationally recognized statistical rating organization (Moody’s, S&P or Fitch Ratings (“Fitch”)), or if not rated by such firms, the rating assigned by the NAIC. NAIC designations of “1” or “2” include fixed maturities generally rated investment grade (rated “Baa3” or higher by Moody’s or rated “BBB-” or higher by S&P and Fitch. NAIC designations of “3” through “6” are referred to as below-investment grade (which generally are rated “Ba1” or lower by Moody’s or rated “BB+” or lower by S&P and Fitch). References to investment grade or below-investment grade throughout our Consolidated Financial Statements are determined as described above.

Concentration of Fixed Maturity Securities, Available for Sale

The following table summarizes the carrying values and gross unrealized losses of our fixed maturity securities, available for sale, by category as of September 30, 2010 (dollars in millions):

	Carrying value	Percent of fixed maturities	Gross unrealized losses	Percent of gross unrealized losses
Energy/pipelines	$2,106.1	10.0%	$7.3	3.3%
Utilities	2,024.1	9.6	1.3	0.6
Collateralized mortgage obligations	1,533.9	7.3	42.4	19.2
States and political subdivisions	1,474.3	7.0	32.5	14.7
Commercial mortgage-backed securities	1,370.3	6.5	20.8	9.4
Insurance	1,301.0	6.2	11.8	5.4
Food/beverage	1,231.5	5.9	0.6	0.3
Healthcare/pharmaceuticals	1,213.0	5.8	0.5	0.2
Banks	945.7	4.5	30.0	13.6
Cable/media	873.7	4.2	7.8	3.6
Real estate/REITs	821.8	3.9	6.3	2.8
Capital goods	618.7	2.9	2.2	1.0
Asset-backed securities	612.2	2.9	6.7	3.0
Transportation	527.5	2.5	—	—
Aerospace/defense	468.1	2.2	—	—
Telecom	460.8	2.2	0.8	0.4
Building materials	444.2	2.1	4.0	1.8
Metals and mining	340.5	1.6	0.2	0.1
Brokerage	264.2	1.3	1.4	0.6
Consumer products	250.3	1.2	1.4	0.6
Entertainment/hotels	235.3	1.1	—	—
Chemicals	222.7	1.1	—	—
Collateralized debt obligations	222.4	1.1	2.2	1.0
Other	1,445.2	6.9	40.6	18.4

Total fixed maturities, available for sale	$21,007.5	100.0%	$220.8	100.0%

Our fixed maturity securities consist predominantly of publicly traded securities. We classify securities issued in the Rule 144A market as publicly traded. Securities not publicly traded comprise approximately 12% of our total fixed maturity securities portfolio.

Below-Investment Grade Securities

At September 30, 2010, the amortized cost of the Company’s below-investment grade fixed maturity securities was $1,762.9 million, or 9.0% of the Company’s fixed maturity portfolio. The estimated fair value of the below-investment grade portfolio was $1,709.7 million, or 97% of the amortized cost.

Below-investment grade corporate debt securities have different characteristics than investment grade corporate debt securities. Based on historical performance, probability of default by the borrower is significantly greater for below-investment grade corporate debt securities and in many cases severity of loss is relatively greater as such securities are generally unsecured and often subordinated to other indebtedness of the issuer. Also, issuers of below-investment grade corporate debt securities frequently have higher levels of debt relative to investment-grade issuers, hence, all other things being equal, are generally more sensitive to adverse economic conditions. The Company attempts to reduce the overall risk related to its investment in below-investment grade securities, as in all investments, through careful credit analysis, strict investment policy guidelines, and diversification by issuer and/or guarantor and by industry.

Net Realized Investment Gains (Losses)

The following table sets forth the net realized investment gains (losses) for the periods indicated (dollars in millions):

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Fixed maturity securities, available for sale:
Realized gains on sale	$100.8	$97.5	$212.4	$259.5
Realized losses on sale	(59.3)	(78.2)	(141.7)	(145.4)
Net impairment losses recognized in earnings	(4.8)	(23.4)	(27.6)	(127.8)

Net realized investment gains (losses) from fixed maturities	36.7	(4.1)	43.1	(13.7)
Commercial mortgage loans	(14.1)	(5.7)	(14.0)	(5.7)
Other-than-temporary declines in fair value of mortgage loans and other invested assets	(19.7)	(12.3)	(45.1)	(36.5)
Other	0.7	1.8	(2.0)	12.4

Net realized investment gains (losses)	$3.6	$(20.3)	$(18.0)	$(43.5)

During the first nine months of 2010, we recognized net realized investment losses of $18.0 million, which were comprised of $54.7 million of net gains from the sales of investments (primarily fixed maturities) with proceeds of $6.6 billion and $72.7 million of writedowns of investments for other than temporary declines in fair value recognized through net income ($69.8 million, prior to the $(2.9) million of impairment losses recognized through accumulated other comprehensive income (loss)).

During the first nine months of 2009, we recognized net realized investment losses of $43.5 million, which were comprised of $120.8 million of net gains from the sales of investments (primarily fixed maturities) and $164.3 million of writedowns of investments for other than temporary declines in fair value recognized through net income ($324.2 million, prior to the $159.9 million of impairment losses recognized through accumulated other comprehensive income (loss)).

At September 30, 2010, fixed maturity securities in default or considered nonperforming had an aggregate amortized cost of $0.6 million and a carrying value of $0.7 million.

During the first nine months of 2010, the $72.7 million of other-than-temporary impairments we recorded in earnings included: (i) $20.3 million of losses related to mortgage-backed and asset-backed securities, primarily reflecting changes related to the estimated future cash flows of the underlying assets and, for certain securities, changes in our intent to hold the securities; (ii) $37.8 million of losses related to commercial mortgage loans reflecting our concerns regarding the issuers’ ability to continue to make contractual payments related to these loans and our estimate of the value of the underlying properties; (iii) $1.4 million related to a home office building which is available for sale; and (iv) $13.2 million of additional losses primarily related to various corporate securities and other invested assets following unforeseen issue-specific events or conditions.

During the first nine months of 2010, the $141.7 million of realized losses on sales of $1.2 billion of fixed maturity securities, available for sale, included: (i) $117.4 million of losses related to the sales of mortgage-backed securities and asset-backed securities; and (ii) $24.3 million of additional losses primarily related to various corporate securities. Securities are generally sold at a loss following unforeseen issue-specific events or conditions or shifts in perceived risks. These reasons include but are not limited to: (i) changes in the investment environment; (ii) expectation that the fair value could deteriorate further; (iii) desire to reduce our exposure to an asset class, an issuer or an industry; (iv) changes in credit quality; or (v) changes in expected liability cash flows.

During the first nine months of 2009, the $164.3 million of other-than-temporary impairments we recorded included: (i) $74.8 million of losses related to residential mortgage-backed and asset-backed securities, primarily reflecting changes related to the performance of the underlying assets and, for certain securities, changes in our intent regarding continuing to hold the securities; (ii) $32.2 million of losses related to commercial mortgage loans reflecting our concerns regarding the issuers’ ability to continue to make contractual payments related to these loans and our estimate of the value of the underlying properties; (iii) $13.8 million of losses related to securities issued by a large commercial lender that recently filed bankruptcy; and (iv) $43.5 million of additional losses primarily related to various corporate securities following unforeseen issue-specific events or conditions and shifts in risks or uncertainty of the issuer.

During the first nine months of 2009, the $145.4 million of realized losses on sales of $0.8 billion of fixed maturity securities, available for sale, included: (i) $96.2 million of losses related to the sales of residential mortgage-backed securities and asset-backed securities; (ii) $11.4 million of losses related to the sale of securities issued by providers of financial guarantees and mortgage insurance; and (iii) $37.8 million of additional losses primarily related to various corporate securities. Securities are generally sold at a loss following unforeseen issue-specific events or conditions and shifts in risks or uncertainty of certain securities. These reasons include but are not limited to: (i) changes in the investment environment; (ii) expectation that the market value could deteriorate further; (iii) desire to reduce our exposure to an asset class, an issuer or an industry; (iv) changes in credit quality; or (v) changes in expected liability cash flows.

Our fixed maturity investments are generally purchased in the context of a long-term strategy to fund insurance liabilities, so we do not generally seek to purchase and sell such securities to generate short-term realized gains. In certain circumstances, including those in which securities are selling at prices which exceed our view of their underlying economic value, or when it is possible to reinvest the proceeds to better meet our long-term asset-liability matching objectives, we may sell certain securities.

The following summarizes the investments (including investments held by the VIEs) sold at a loss during the first nine months of 2010 which had been continuously in an unrealized loss position exceeding 20% of the amortized cost basis prior to the sale for the period indicated (dollars in millions):

	At date of sale
	Number of issuers	Amortized cost	Fair value
Less than 6 months prior to sale	7	$51.5	$38.9
Greater than or equal to 6 and less than 12 months prior to sale	2	0.3	0.1
Greater than 12 months prior to sale	27	165.5	87.1

	36	$217.3	$126.1

We regularly evaluate our investments for possible impairment. Our assessment of whether unrealized losses are “other than temporary” requires significant judgment. Factors considered include: (i) the extent to which fair value is less than the cost basis; (ii) the length of time that the fair value has been less than cost; (iii) whether the unrealized loss is event driven, credit-driven or a result of changes in market interest rates or risk premium; (iv) the near-term prospects for specific events, developments or circumstances likely to affect the value of the investment; (v) the investment’s rating and whether the investment is investment-grade and/or has been downgraded since its purchase; (vi) whether the issuer is current on all payments in accordance with the contractual terms of the investment and is expected to meet all of its obligations under the terms of the investment; (vii) whether it is more likely than not that circumstances will require us to sell the investment before recovery occurs; (viii) the underlying current and prospective asset and enterprise values of the issuer and the extent to which the recoverability of the carrying value of our investment may be affected by changes in such values; (ix) projections of, and unfavorable changes in, cash flows on structured securities including mortgage-backed and asset-backed securities; and (x) other objective and subjective factors.

Future events may occur, or additional information may become available, which may necessitate future realized losses of securities in our portfolio. Significant losses in the estimated fair values of our investments could have a material adverse effect on our earnings in future periods.

The following table sets forth the amortized cost and estimated fair value of those fixed maturities, available for sale, with unrealized losses at September 30, 2010, by contractual maturity. Actual maturities will differ from contractual maturities because certain borrowers may have the right to call or prepay obligations with or without penalties. Structured securities frequently permit periodic unscheduled payments throughout their lives.

	Amortized cost	Estimated fair value
	(Dollars in millions)
Due in one year or less	$22.1	$22.1
Due after one year through five years	187.5	182.3
Due after five years through ten years	313.0	294.1
Due after ten years	1,721.4	1,596.9

Subtotal	2,244.0	2,095.4
Structured securities	1,016.7	944.5

Total	$3,260.7	$3,039.9

The following summarizes the investments in our portfolio rated below-investment grade which have been continuously in an unrealized loss position exceeding 20% of the cost basis for the period indicated as of September 30, 2010 (dollars in millions):

	Number of issuers	Cost basis	Unrealized loss	Estimated fair value
Less than 6 months	3	$5.4	$(1.2)	$4.2
Greater than 12 months	6	53.7	(13.7)	40.0

	9	$59.1	$(14.9)	$44.2

The following table summarizes the gross unrealized losses of our fixed maturity securities, available for sale, by category and ratings category as of September 30, 2010 (dollars in millions):

	Investment grade		Below investment grade		Total gross unrealized losses
	AAA/AA/A	BBB	BB	B+ and below
Collateralized mortgage obligations	$16.3	$0.1	$4.8	$21.2	$42.4
States and political subdivisions	12.2	19.0	1.3	—	32.5
Banks	10.2	17.5	2.3	—	30.0
Commercial mortgage-backed securities	11.6	7.4	1.8	—	20.8
Insurance	2.9	6.6	0.8	1.6	11.9
Cable/media	—	3.1	2.3	2.5	7.9
Energy/pipelines	—	7.1	0.2	—	7.3
Asset-backed securities	4.7	1.6	0.1	0.3	6.7
Real estate/REITs	—	1.4	4.3	0.6	6.3
Building materials	—	1.3	2.3	0.3	3.9
Paper	—	—	3.4	0.1	3.5
Capital goods	0.4	0.4	1.5	—	2.3
Collateralized debt obligations	1.9	0.3	—	—	2.2
Brokerage	0.9	0.5	—	—	1.4
Consumer products	—	—	1.0	0.3	1.3
Utilities	—	0.1	—	1.2	1.3
Gaming	—	—	—	1.1	1.1
Telecom	—	—	0.7	—	0.7
Food/beverage	—	0.2	0.4	—	0.6
Healthcare/pharmaceuticals	0.1	0.2	0.2	—	0.5
Retail	—	—	0.2	0.2	0.4
Metals and mining	—	0.2	—	—	0.2
Technology	—	—	0.2	—	0.2
Autos	—	—	—	0.1	0.1
Mortgage pass-through securities	0.1	—	—	—	0.1
Textiles	—	—	—	0.1	0.1
Other	—	1.2	33.6	0.3	35.1

Total fixed maturities, available for sale	$61.3	$68.2	$61.4	$29.9	$220.8

Our investment strategy is to maximize, over a sustained period and within acceptable parameters of quality and risk, investment income and total investment return through active investment management. Accordingly, we may sell securities at a gain or a loss to enhance the projected total return of the portfolio as market opportunities change, to reflect changing perceptions of risk, or to better match certain characteristics of our investment portfolio with the corresponding characteristics of our insurance liabilities. While we do not have the intent to sell securities with unrealized losses and it is not more likely than not that we will be required to sell securities with unrealized losses prior to their anticipated recovery, we may sell securities at a loss in the future because of actual or expected changes in our view of the particular investment, its industry, its type or the general investment environment. If a loss is recognized from a sale subsequent to a balance sheet date due to these unexpected developments, the loss is recognized in the period in which we had the intent to sell the securities before their anticipated recovery.

The following table summarizes the gross unrealized losses and fair values of our investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that such securities had been in a continuous unrealized loss position, at September 30, 2010 (dollars in millions):

	Less than 12 months		12 months or greater		Total
Description of securities	Estimated fair value	Unrealized losses	Estimated fair value	Unrealized losses	Estimated fair value	Unrealized losses
Corporate securities	$492.7	$(10.0)	$1,252.2	$(106.1)	$1,744.9	$(116.1)
United States Treasury securities and obligations of United States government corporations and agencies	10.0	—	0.3	—	10.3	—
States and political subdivisions	82.2	(0.2)	258.0	(32.3)	340.2	(32.5)
Asset-backed securities	170.2	(1.5)	61.0	(5.2)	231.2	(6.7)
Collateralized debt obligations	117.7	(2.2)	—	—	117.7	(2.2)
Commercial mortgage-backed securities	37.6	(0.2)	126.3	(20.6)	163.9	(20.8)
Mortgage pass-through securities	0.3	—	3.6	(0.1)	3.9	(0.1)
Collateralized mortgage obligations	106.3	(1.0)	321.5	(41.4)	427.8	(42.4)

Total fixed maturities, available for sale	$1,017.0	$(15.1)	$2,022.9	$(205.7)	$3,039.9	$(220.8)

Structured Securities

At September 30, 2010, fixed maturity investments included structured securities with an estimated fair value of $3.8 billion (or 18% of all fixed maturity securities). The yield characteristics of structured securities differ in some respects from those of traditional fixed-income securities. For example, interest and principal payments on structured securities may occur more frequently, often monthly. In many instances, we are subject to the risk that the amount and timing of principal and interest payments may vary from expectations. For example, in many cases, partial prepayments may occur at the option of the issuer and prepayment rates are influenced by a number of factors that cannot be predicted with certainty, including: the relative sensitivity of the underlying assets backing the security to changes in interest rates; a variety of economic, geographic and other factors; the timing and pace of liquidations of defaulted collateral; the amount of loan maturities; and various security-specific structural considerations (for example, the repayment priority of a given security in a securitization structure). In addition, the total amount of payments for non-government structured securities may be affected by changes to cumulative default rates or loss severities of the related collateral.

The following table sets forth the par value, amortized cost and estimated fair value of structured securities, summarized by interest rates on the underlying collateral, at September 30, 2010 (dollars in millions):

	Par value	Amortized cost	Estimated fair value
Below 4%	$289.0	$247.3	$246.7
4% – 5%	210.8	208.6	221.2
5% – 6%	2,362.0	2,288.2	2,346.8
6% – 7%	827.2	783.0	805.1
7% – 8%	78.3	79.2	78.1
8% and above	75.5	74.6	74.5

Total structured securities	$3,842.8	$3,680.9	$3,772.4

The amortized cost and estimated fair value of structured securities at September 30, 2010, summarized by type of security, were as follows (dollars in millions):

Type		Estimated fair value
	Amortized cost	Amount	Percent of fixed maturities
Pass-throughs, sequential and equivalent securities	$1,044.9	$1,076.2	5.1%
Planned amortization classes, target amortization classes and accretion-directed bonds	486.1	476.6	2.3
Commercial mortgage-backed securities	1,306.2	1,370.3	6.5
Asset-backed securities	606.7	612.2	2.9
Collateralized debt obligations	222.8	222.4	1.1
Other	14.2	14.7	0.1

Total structured securities	$3,680.9	$3,772.4	18.0%

Pass-throughs, sequentials and equivalent securities have unique prepayment variability characteristics. Pass-through securities typically return principal to the holders based on cash payments from the underlying collateral obligations. Sequential securities return principal to tranche holders in a detailed hierarchy. Planned amortization classes, targeted amortization classes and accretion-directed bonds adhere to fixed schedules of principal payments as long as the underlying mortgage loans experience prepayments within certain estimated ranges. In most circumstances, changes in prepayment rates are first absorbed by support or companion classes insulating the timing of receipt of cash flows from the consequences of both faster prepayments (average life shortening) and slower prepayments (average life extension).

Commercial mortgage-backed securities are secured by commercial real estate mortgages, generally income producing properties that are managed for profit. Property types include multi-family dwellings including apartments, retail centers, hotels, restaurants, hospitals, nursing homes, warehouses, and office buildings. Most commercial mortgage-backed securities have call protection features whereby underlying borrowers may not prepay their mortgages for stated periods of time without incurring prepayment penalties.

Securities Lending

The Company participated in a securities lending program whereby certain fixed maturity securities from our investment portfolio were loaned to third parties via a lending agent for a short period of time. We maintained ownership of the loaned securities. We required collateral equal to 102% of the fair value of the loaned securities. The collateral was invested by the lending agent in accordance with our guidelines. The fair value of the loaned securities was monitored on a daily basis with additional collateral obtained as necessary. In the third quarter of 2010, the Company discontinued its securities lending program. Income generated from the program, net of expenses was recorded as net investment income and totaled $0.2 million and $1.0 million in the first nine months of 2010 and 2009, respectively.

Commercial Mortgage Loans

The following table provides the weighted average loan-to-value ratio for our outstanding mortgage loans as of September 30, 2010 (dollars in millions):

Loan-to-value ratio(a)	Carrying value	Estimated fair value
Less than 60%	$695.3	$758.2
60% to 70%	669.4	646.8
70% to 80%	370.1	359.8
80% to 90%	46.5	45.1
Greater than 90%	44.3	38.6

Total	$1,825.6	$1,848.5

(a)	Loan-to-value ratios are calculated as the ratio of: (i) the carrying value of the commercial mortgage loans; to (ii) the estimated fair value of the underlying commercial property.

Investment in Variable Interest Entities

The following table provides supplemental information about the revenues and expenses of Fall Creek and Eagle Creek which have been consolidated in accordance with authoritative guidance, after giving effect to the elimination of our investment in Fall Creek and Eagle Creek and investment management fees earned by a subsidiary of the Company (dollars in millions):

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Revenues:
Net investment income—policyholder and reinsurer accounts and other special-purpose portfolios	$5.1	$2.9	$15.5	$10.7
Fee revenue and other income	0.1	0.1	0.5	0.3

Total revenues	5.2	3.0	16.0	11.0

Expenses:
Interest expense	3.3	2.8	10.2	10.7
Other operating expenses	—	0.1	0.4	0.3

Total expenses	3.3	2.9	10.6	11.0

Income (loss) before net realized investment losses and income taxes	1.9	0.1	5.4	—
Net realized investment losses	(1.4)	(4.0)	(4.1)	(14.8)

Income (loss) before income taxes	$0.5	$(3.9)	$1.3	$(14.8)

During the first nine months of 2010, net realized investment losses included: (i) $0.9 million of net losses from the sales of investments; and (ii) $3.2 million of writedowns of investments resulting from declines in fair values that we concluded were other than temporary. During the first nine months of 2009, net realized investment losses included: (i) $1.3 million of net losses from the sales of investments; and (ii) $13.5 million of writedowns of investments resulting from declines in fair values that we concluded were other than temporary.

Supplemental Information on Investments Held by VIEs

The following table summarizes the carrying values of the investments held by the VIEs by category as of September 30, 2010 (dollars in millions):

	Carrying value	Percent of fixed maturities	Gross unrealized losses	Percent of gross unrealized losses
Cable/media	$75.4	16.6%	$3.4	17.8%
Healthcare/pharmaceuticals	60.7	13.3	1.8	9.4
Chemicals	28.4	6.3	1.1	5.5
Retail	27.9	6.1	0.9	4.5
Utilities	25.0	5.5	1.8	9.0
Autos	18.7	4.1	0.5	2.6
Gaming	18.5	4.1	1.9	9.6
Energy/pipelines	17.4	3.8	2.1	10.9
Consumer products	17.4	3.8	0.7	3.7
Entertainment/hotels	17.4	3.8	0.6	3.3
Capital goods	17.1	3.8	0.7	3.8
Aerospace/defense	16.8	3.7	0.3	1.5
Food/beverage	16.4	3.6	0.4	2.1
Paper	13.9	3.1	0.2	0.8
Technology	9.3	2.0	0.4	2.1
Other	74.5	16.4	2.6	13.4

Total	$454.8	100.0%	$19.4	100.0%

The following table sets forth the amortized cost and estimated fair value of those investments held by the VIEs with unrealized losses at September 30, 2010, by contractual maturity. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized cost	Estimated fair value
	(Dollars in millions)
Due in one year or less	$13.5	$13.1
Due after one year through five years	303.2	285.6
Due after five years through ten years	52.7	51.4

Total	$369.4	$350.1

The following summarizes the investments in our portfolio held by the VIEs rated below-investment grade which have been continuously in an unrealized loss position exceeding 20% of the cost basis for the period indicated as of September 30, 2010 (dollars in millions):

	Number of issuers	Cost basis	Unrealized loss	Estimated fair value
Less than 6 months	1	$0.9	$(0.4)	$0.5
Greater than or equal to 6 and less than 12 months	2	10.6	(2.8)	7.8
Greater than 12 months	2	2.6	(1.2)	1.4

	5	$14.1	$(4.4)	$9.7

Fair Value of Investments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and, therefore, represents an exit price, not an entry price. We hold fixed maturities, equity securities, derivatives and separate account assets, which are carried at fair value.

The degree of judgment utilized in measuring the fair value of financial instruments is largely dependent on the level to which pricing is based on observable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our view of market assumptions in the absence of observable market information. Financial instruments with readily available active quoted prices would be considered to have fair values based on the highest level of observable inputs, and little judgment would be utilized in measuring fair value. Financial instruments that rarely trade would be considered to have fair value based on a lower level of observable inputs, and more judgment would be utilized in measuring fair value.

There is a three-level hierarchy for valuing assets at fair value based on whether inputs are observable or unobservable.

•	Level 1—includes assets and liabilities valued using inputs that are quoted prices in active markets for identical assets or liabilities. Our Level 1 assets include exchange traded securities.

•

Level 2—includes assets and liabilities valued using inputs that are quoted prices for similar assets in an active market, quoted prices for identical or similar assets in a market that is not active, observable inputs, or observable inputs that can be corroborated by market data. Level 2 assets and liabilities include those financial instruments that are valued by independent pricing services using models or other valuation methodologies. These models are primarily industry-standard models that consider various inputs such as interest rate, credit spread, reported trades, broker/dealer quotes, issuer spreads and other inputs that are observable or derived from observable information in the marketplace or are supported by observable levels at which transactions are executed in the marketplace. Financial instruments in this category primarily include: certain public and private corporate fixed maturity securities; certain government or agency securities; certain mortgage and asset-backed securities; and non-exchange-traded derivatives such as call options to hedge liabilities related to our fixed index annuity products.

•

Level 3—includes assets valued using unobservable inputs that are used in model-based valuations that contain management assumptions. Level 3 assets include those financial instruments whose fair value is estimated based on nonbinding broker prices or internally developed models or methodologies utilizing significant inputs not based on, or corroborated by, readily available market information. Financial instruments in this category include certain corporate securities (primarily private placements), certain mortgage and asset-backed securities, and other less liquid securities.

At each reporting date, we classify assets and liabilities into the three input levels based on the lowest level of input that is significant to the measurement of fair value for each asset and liability reported at fair value. This classification is impacted by a number of factors, including the type of financial instrument, whether the financial instrument is new to the market and not yet established, the characteristics specific to the transaction and overall market conditions. Our assessment of the significance of a particular input to the fair value measurement and the ultimate classification of each asset and liability requires judgment.

The vast majority of our fixed maturity securities and separate account assets use Level 2 inputs for the determination of fair value. These fair values are obtained primarily from independent pricing services, which use Level 2 inputs for the determination of fair value. Substantially all of our Level 2 fixed maturity securities and separate account assets were valued from independent pricing services. Third party pricing services normally derive the security prices through recently reported trades for identical or similar securities making adjustments through the reporting date based upon available market observable information. If there are no recently reported trades, the third party pricing services may use matrix or model processes to develop a security price where future cash flow expectations are developed and discounted at an estimated risk-adjusted market rate. The number of prices obtained is dependent on the Company’s analysis of such prices as further described below.

For securities that are not priced by pricing services and may not be reliably priced using pricing models, we obtain broker quotes. These broker quotes are non-binding and represent an exit price, but assumptions used to establish the fair value may not be observable and therefore represent Level 3 inputs. Approximately 8% and 1% of our Level 3 fixed maturity securities were valued using broker quotes or independent pricing services, respectively. The remaining Level 3 fixed maturity investments do not have readily determinable market prices and/or observable inputs. For these securities, we use internally developed valuations. Key assumptions used to determine fair value for these securities may include risk-free rates, risk premiums, performance of underlying collateral and other factors involving significant assumptions which may not be reflective of an active market. For certain investments, we use a matrix or model process to develop a security price where future cash flow expectations are developed and discounted at an estimated market rate. The pricing matrix utilizes a spread level to determine the market price for a security. The credit spread generally incorporates the issuer’s credit rating and other factors relating to the issuer’s industry and the security’s maturity. In some instances, issuer-specific spread adjustments, which can be positive or negative, are made based upon internal analysis of security specifics such as liquidity, deal size and time to maturity.

Privately placed securities comprise approximately 74% of our fixed maturities, available for sale, classified as Level 3. Privately placed securities are classified as Level 3 when their valuation is based on internal valuation models which rely on significant inputs that are not observable in the market. Our model applies spreads above the risk-free rate which are determined based on comparison to securities with similar ratings, maturities and industries that are rated by independent third party rating agencies. Our process also considers the ratings assigned by the NAIC to the Level 3 securities on an annual basis. Each quarter, a review is performed to determine the reasonableness of the initial valuations from the model. If an initial valuation appears unreasonable based on our knowledge of a security and current market conditions, we make appropriate adjustments to our valuation inputs. The remaining securities classified as Level 3 are primarily valued based on internally developed models using estimated future cash flows.

We recognized other-than-temporary impairments on securities classified as Level 3 investments of $0.2 million during the first nine months of 2010 and $26.7 million (including $16.1 million of impairment losses recognized through accumulated other comprehensive loss) during 2009.

As the Company is responsible for the determination of fair value, we perform monthly quantitative and qualitative analysis on the prices received from third parties to determine whether the prices are reasonable estimates of fair value. The Company’s analysis includes: (i) a review of the methodology used by third party pricing services; (ii) a comparison of pricing services’ valuation to other pricing services’ valuations for the same security; (iii) a review of month to month price fluctuations; (iv) a review to ensure valuations are not unreasonably stale; and (v) back testing to compare actual purchase and sale transactions with valuations received from third parties. As a result of such procedures, the Company may conclude the prices received from third parties are not reflective of current market conditions. In those instances, we may request additional pricing quotes or apply internally developed valuations. However, the number of instances is insignificant and the aggregate change in value of such investments is not materially different from the original prices received.

The categorization of the fair value measurements of our investments priced by independent pricing services was based upon the Company’s judgment of the inputs or methodologies used by the independent pricing services to value different asset classes. Such inputs include: benchmark yields, reported trades, broker dealer quotes, issuer spreads, benchmark securities, bids, offers and reference data. The Company categorizes such fair value measurements based upon asset classes and the underlying observable or unobservable inputs used to value such investments.

The classification of fair value measurements for derivative instruments, including embedded derivatives requiring bifurcation, is determined based on the consideration of several inputs including closing exchange or over-the-counter market price quotations; time value and volatility factors underlying options; market interest rates; and non-performance risk. For certain embedded derivatives, we may use actuarial assumptions in the determination of fair value.

The categorization of fair value measurements, by input level, for our fixed maturity securities, equity securities, trading securities, investments held by variable interest entities, certain other invested assets and assets held in separate accounts at September 30, 2010 is as follows (dollars in millions):

	Quoted prices in active markets for identical assets or liabilities (Level 1)	Significant other observable inputs (Level 2)		Significant unobservable inputs (Level 3)	Total
Assets:
Fixed maturities, available for sale:
Corporate securities	$—	$13,167.8		$2,483.3	$15,651.1
United States Treasury securities and obligations of United States government corporation and agencies	—	106.6		2.2	108.8
States and political subdivisions	—	1,464.6		9.7	1,474.3
Debt securities issued by foreign governments	—	0.9		—	0.9
Asset-backed securities	—	606.4		5.8	612.2
Collateralized debt obligations	—	12.4		210.0	222.4
Commercial mortgage-backed securities	—	1,363.7		6.6	1,370.3
Mortgage pass-through securities	29.9	—		3.7	33.6
Collateralized mortgage obligations	—	1,454.4		79.5	1,533.9

Total fixed maturities, available for sale	29.9	18,176.8		2,800.8	21,007.5

Equity securities	—	10.0		31.1	41.1

Trading Securities:
Corporate securities	5.7	53.1		4.1	62.9
United States Treasury securities and obligations of United States government corporation and agencies	—	305.6		—	305.6
States and political subdivisions	—	12.9		—	12.9
Asset-backed securities	—	0.6		—	0.6
Commercial mortgage-backed securities	—	5.4		—	5.4
Mortgage pass-through securities	0.4	—		—	0.4
Collateralized mortgaged obligations	—	1.9		—	1.9

Total trading securities	6.1	379.5		4.1	389.7

Investments held by variable interest entities	—	448.6		6.2	454.8

Other invested assets	—	133.9	(a)	—	133.9

Assets held in separate accounts	—	16.7		—	16.7

(a)	Includes company-owned life insurance and derivatives.

The following table presents additional information about assets measured at fair value on a recurring basis and for which we have utilized significant unobservable (Level 3) inputs to determine fair value for the nine months ended September 30, 2010 (dollars in millions):

	September 30, 2010
	Beginning balance as of December 31, 2009	Cumulative effect of accounting change(a)	Purchases, sales, issuances and settlements, net	Total realized and unrealized gains (losses) included in net income	Total realized and unrealized gains (losses) included in accumulated other comprehensive income (loss)	Transfers into Level 3	Transfers out of Level 3(b)	Ending balance as of September 30, 2010	Amount of total gains (losses) for the three months ended September 30, 2010 included in our net income relating to assets and liabilities still held as of the reporting date
Assets:
Fixed maturities, available for sale:
Corporate securities	$2,247.1	$(5.9)	$84.2	$(2.2)	$172.5	$19.6	$(32.0)	$2,483.3	$—
United States Treasury securities and obligations of United States government corporations and agencies	2.2	—	(0.1)	—	0.1	—	—	2.2	—
States and political subdivisions	10.7	—	—	—	0.7	—	(1.7)	9.7	—
Asset-backed securities	15.8	—	(11.9)	(11.3)	13.2	—	—	5.8	—
Collateralized debt obligations	92.8	(5.7)	119.8	(0.1)	3.2	—	—	210.0	—
Commercial mortgage-backed securities	13.7	—	(2.8)	—	1.6	—	(5.9)	6.6	—
Mortgage pass-through securities	4.2	—	(0.5)	—	—	—	—	3.7	—
Collateralized mortgage obligations	11.4	—	77.1	—	2.1	—	(11.1)	79.5	—

Total fixed maturities, available for sale	2,397.9	(11.6)	265.8	(13.6)	193.4	19.6	(50.7)	2,800.8	—

Equity securities	30.9	—	0.1	—	0.1	—	—	31.1	—

Trading Securities:
Corporate securities	3.7	—	—	0.4	—	—	—	4.1	0.4

Investments held by variable interest entities:
Corporate securities	—	6.9	(1.0)	—	0.3	—	—	6.2	—

Securities lending collateral:
Corporate Securities	13.7	—	(13.7)	—	—	—	—	—	—
Asset-backed securities	22.9	—	(20.9)	—	—	—	(2.0)	—	—

Total securities lending collateral	36.6	—	(34.6)	—	—	—	(2.0)	—	—

Other invested assets	2.4	(2.4)	—	—	—	—	—	—	—

(a)	Amounts represent adjustments to investments related to a variable interest entity that was required to be consolidated effective January 1, 2010, as well as the reclassification of investments of a variable interest entity which was consolidated at December 31, 2009.
(b)	Transfers out of Level 3 are reported as having occurred at the beginning of the period.

At September 30, 2010, 92% of our Level 3 fixed maturities, available for sale, were investment grade and 75% of our Level 3 fixed maturities, available for sale, consisted of corporate securities.

Realized and unrealized investment gains and losses presented in the preceding table represent gains and losses during the time the applicable financial instruments were classified as Level 3.

Realized and unrealized gains (losses) on Level 3 assets are primarily reported in either net investment income for policyholder and reinsurer accounts and other special purpose portfolios, net realized investment gains (losses) or insurance policy benefits within the consolidated statement of operations or accumulated other comprehensive income (loss) within shareholders’ equity based on the appropriate accounting treatment for the instrument.

Purchases, sales, issuances and settlements, net, represent the activity that occurred during the period that results in a change of the asset or liability but does not represent changes in fair value for the instruments held at the beginning of the period. Such activity primarily consists of purchases and sales of fixed maturity, equity and trading securities and purchases and settlements of derivative instruments.

We review the fair value hierarchy classifications each reporting period. Transfers in and/or (out) of Level 3 in the first nine months of 2010 were primarily due to changes in the observability of the valuation attributes resulting in a reclassification of certain financial assets or liabilities. Such reclassifications are reported as transfers in and out of Level 3 at the beginning fair value for the reporting period in which the changes occur. There were no transfers between Level 1 and Level 2 in the first nine months of 2010.

Investment ratings are assigned the second lowest rating by a nationally recognized statistical rating organization (primarily Moody’s, S&P or Fitch), or if not rated by such firms, the rating assigned by the NAIC. NAIC designations of “1” or “2” include fixed maturities generally rated investment grade (rated “Baa3” or higher by Moody’s or rated “BBB-” or higher by S&P and Fitch. NAIC designations of “3” through “6” are referred to as below investment grade (which generally are rated “Ba1” or lower by Moody’s or rated “BB+” or lower by S&P and Fitch). References to investment grade or below investment grade throughout our Consolidated Financial Statements are based on such nationally recognized statistical ratings. The following table sets forth fixed maturity investments at September 30, 2010, classified by ratings (dollars in millions):

	Amortized cost	Estimated fair value
Investment rating		Amount	Percent of fixed maturities
AAA	$2,172.9	$2,303.3	11%
AA	1,699.9	1,779.4	9
A	5,075.3	5,522.9	26
BBB+	2,254.1	2,479.5	12
BBB	3,737.3	4,042.6	19
BBB-	2,962.1	3,170.1	15

Investment grade	17,901.6	19,297.8	92

BB+	310.3	312.3	1
BB	187.2	181.4	1
BB-	704.8	676.6	3
B+ and below	560.6	539.4	3

Below-investment grade	1,762.9	1,709.7	8

Total fixed maturity securities	$19,664.5	$21,007.5	100%

The following table summarizes investment yields earned on the general account invested assets of our insurance subsidiaries. General account investments exclude the value of options (dollars in millions).

	Nine months ended September 30, 2010	Year ended December 31,
		2009	2008	2007
Weighted average general account invested assets as defined:
As reported	$22,494.2	$20,196.7	$19,597.9	$22,469.2
Excluding unrealized appreciation (depreciation)(a)	21,885.0	21,667.7	21,323.3	22,835.4
Net investment income on general account invested assets	962.7	1,230.6	1,249.9	1,344.1

Yields earned:
As reported	5.71%	6.09%	6.38%	5.98%
Excluding unrealized appreciation (depreciation)(a)	5.87%	5.68%	5.86%	5.89%

(a)	Excludes the effect of reporting fixed maturities at fair value as described in the note to our Consolidated Financial Statements entitled “Investments”.

Although investment income is a significant component of total revenues, the profitability of certain of our insurance products is determined primarily by the spreads between the interest rates we earn and the rates we credit or accrue to our insurance liabilities. At September 30, 2010, December 31, 2009 and 2008, the average yield, computed on the cost basis of our fixed maturity portfolio, was 5.9%, 5.7% and 6.0%, respectively, and the average interest rate credited or accruing to our total insurance liabilities (excluding interest rate bonuses for the first policy year only and excluding the effect of credited rates attributable to variable or fixed index products) was 4.2%, 4.5% and 4.5%, respectively.

Fixed Maturities, Available for Sale

Our fixed maturity portfolio at September 30, 2010, included primarily debt securities of the United States government, various corporations, and structured securities. Asset-backed securities, collateralized debt obligations, commercial mortgage-backed securities, mortgage pass-through securities and collateralized mortgage obligations are collectively referred to as “structured securities”.

At September 30, 2010, our fixed maturity portfolio had $1,563.8 million of unrealized gains and $220.8 million of unrealized losses, for a net unrealized gain of $1,343.0 million. Estimated fair values of fixed maturity investments were determined based on estimates from: (i) nationally recognized pricing services (86% of the portfolio); (ii) broker-dealer market makers (2% of the portfolio); and (iii) internally developed methods (12% of the portfolio).

At September 30, 2010, approximately 7.1% of our invested assets (8.1% of fixed maturity investments) were fixed maturities rated below-investment grade. Our level of investments in below-investment-grade fixed maturities could change if market conditions change. Below investment grade corporate debt securities have different characteristics than investment grade corporate debt securities. Based on historical performance, probability of default by the borrower is significantly greater for below-investment grade securities and in many cases severity of loss is relatively greater as such securities are often subordinated to other indebtedness of the issuer. Also, issuers of below-investment grade securities frequently have higher levels of debt relative to investment-grade issuers, hence, all other things being equal, are more sensitive to adverse economic conditions, such as recession or increasing interest rates. The Company attempts to reduce the overall risk related to its investment in below-investment grade securities, as in all investments, through careful credit analysis, strict investment policy guidelines, and diversification by issuer and/or guarantor and by industry. At September 30, 2010, our below-investment-grade fixed maturity investments had an amortized cost of $1,762.9 million and an estimated fair value of $1,709.7 million.

We continually evaluate the creditworthiness of each issuer whose securities we hold. We pay special attention to large investments and to those securities whose fair values have declined materially for reasons other than changes in interest rates or other general market conditions. We evaluate the realizable value of the investment, the specific condition of the issuer and the issuer’s ability to comply with the material terms of the security. We review the recent operational results and financial position of the issuer, information about its industry, information about factors affecting the issuer’s performance and other information. 40|86 Advisors employs experienced securities analysts in a variety of specialty areas who compile and review such data. If evidence does not exist to support a realizable value equal to or greater than the amortized cost of the investment, and such decline in fair value is determined to be other than temporary, we reduce the amortized cost to its fair value, which becomes the new cost basis. We report the amount of the reduction as a realized loss. We recognize any recovery of such reductions as investment income over the remaining life of the investment (but only to the extent our current valuations indicate such amounts will ultimately be collected), or upon the repayment of the investment. During the first nine months of 2010, we recognized net realized investment losses of $18.0 million, which were comprised of $54.7 million of net gains from the sales of investments (primarily fixed maturities) with proceeds of $6.6 billion and $72.7 million of writedowns of investments for other than temporary declines in fair value recognized through net income ($69.8 million, prior to the $(2.9) million of impairment losses recognized through accumulated other comprehensive income (loss)). During 2009, we recognized net realized investment losses of $60.5 million, which were comprised of $134.9 million of net gains from the sales of investments (primarily fixed maturities) with proceeds of $10.7 billion and $195.4 million of write downs of investments for other than temporary declines in fair value recognized through net income ($385.0 million, prior to the $189.6 million of impairment losses recognized through other comprehensive loss). Our investment portfolio is subject to the risks of further declines in realizable value. However, we attempt to mitigate this risk through the diversification and active management of our portfolio.

Our investment strategy is to maximize, over a sustained period and within acceptable parameters of risk, investment income and total investment return through active investment management. Accordingly, we may sell securities at a gain or a loss to enhance the total return of the portfolio as market opportunities change or to better match certain characteristics of our investment portfolio with the corresponding characteristics of our insurance liabilities. While we do not have the intent to sell securities with unrealized losses and it is not more likely than not that we will be required to sell securities with unrealized losses prior to their anticipated recovery, we may sell securities at a loss in the future because of actual or expected changes in our view of the particular investment, its industry, its type or the general investment environment.

As of September 30, 2010, we had investments in substantive default (i.e., in default due to nonpayment of interest or principal) that had an estimated fair value of $6.8 million. 40|86 Advisors employs experienced professionals to manage non-performing and impaired investments. There were no other fixed maturity investments about which we had serious doubts as to the recoverability of the carrying value of the investment.

When a security defaults or securities (other than structured securities) are other-than-temporarily impaired, our policy is to discontinue the accrual of interest and eliminate all previous interest accruals, if we determine that such amounts will not be ultimately realized in full. Investment income forgone on nonperforming investments was $3.3 million, $6.7 million, $0.9 and nil for the nine months ended September 30, 2010 and the years ended December 31, 2009, 2008 and 2007, respectively.

At September 30, 2010, fixed maturity investments included structured securities with an estimated fair value of $3.8 billion (or 18% of all fixed maturity securities). The yield characteristics of structured securities differ in some respects from those of traditional fixed-income securities. For example, interest and principal payments on structured securities may occur more frequently, often monthly. In many instances, we are subject to the risk that the amount and timing of principal and interest payments may vary from expectations. For example, in many cases, partial prepayments may occur at the option of the issuer and prepayment rates are influenced by a number of factors that cannot be predicted with certainty, including: the relative sensitivity of the underlying assets backing the security to changes in interest rates; a variety of economic, geographic and other factors; the timing and pace of liquidations of defaulted collateral; the amount of loan maturities; and various security-specific structural considerations (for example, the repayment priority of a given security in a securitization structure). In addition, the total amount of payments for non-government structured securities may be affected by changes to cumulative default rates or loss severities of the related collateral.

In general, the rate of prepayments on structured securities increases when prevailing interest rates decline significantly in absolute terms and also relative to the interest rates on the underlying assets. The yields recognized on structured securities purchased at a discount to par will increase (relative to the stated rate) when the underlying assets prepay faster than expected. The yield recognized on structured securities purchased at a premium will decrease (relative to the stated rate) when the underlying assets prepay faster than expected. When interest rates decline, the proceeds from prepayments may be reinvested at lower rates than we were earning on the prepaid securities. When interest rates increase, prepayments may decrease. When this occurs, the average maturity and duration of the structured securities increase, which decreases the yield on structured securities purchased at a discount because the discount is realized as income at a slower rate, and it increases the yield on those purchased at a premium because of a decrease in the annual amortization of the premium.

For structured securities included in fixed maturities, available for sale, that were purchased at a discount or premium, we recognize investment income using an effective yield based on anticipated future prepayments and the estimated final maturity of the securities. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. For credit sensitive mortgage-backed and asset-backed securities, and for securities that can be prepaid or settled in a way that we would not recover substantially all of our investment, the effective yield is recalculated on a prospective basis. Under this method, the amortized cost basis in the security is not immediately adjusted and a new yield is applied prospectively. For all other structured and asset-backed securities, the effective yield is recalculated when changes in assumptions are made, and reflected in our income on a retrospective basis. Under this method, the amortized cost basis of the investment in the securities is adjusted to the amount that would have existed had the new effective yield been applied since the acquisition of the securities. Such adjustments were not significant in 2009.

The following table sets forth the par value, amortized cost and estimated fair value of structured securities, summarized by interest rates on the underlying collateral, at September 30, 2010 (dollars in millions):

	Par value	Amortized cost	Estimated fair value
Below 4%	$289.0	$247.3	$246.7
4% – 5%	210.8	208.6	221.2
5% – 6%	2,362.0	2,288.2	2,346.8
6% – 7%	827.2	783.0	805.1
7% – 8%	78.3	79.2	78.1
8% and above	75.5	74.6	74.5

Total structured securities	$3,842.8	$3,680.9	$3,772.4

The amortized cost and estimated fair value of structured securities at September 30, 2010, summarized by type of security, were as follows (dollars in millions):

Type	Amortized cost	Estimated fair value
		Amount	Percent of fixed maturities
Pass-throughs, sequential and equivalent securities	$1,044.9	$1,076.2	5.1%
Planned amortization classes, target amortization classes and accretion-directed bonds	486.1	476.6	2.3
Commercial mortgage-backed securities	1,306.2	1,370.3	6.5
Asset-backed securities	606.7	612.2	2.9
Collateralized debt obligations	222.8	222.4	1.1
Other	14.2	14.7	0.1

Total structured securities	$3,680.9	$3,772.4	18.0%

Pass-throughs, sequentials and equivalent securities have unique prepayment variability characteristics. Pass-through securities typically return principal to the holders based on cash payments from the underlying mortgage obligations. Sequential securities return principal to tranche holders in a detailed hierarchy. Planned amortization classes, targeted amortization classes and accretion-directed bonds adhere to fixed schedules of principal payments as long as the underlying mortgage loans experience prepayments within certain estimated ranges. Changes in prepayment rates are first absorbed by support or companion classes insulating the timing of receipt of cash flows from the consequences of both faster prepayments (average life shortening) and slower prepayments (average life extension).

Commercial mortgage-backed securities are secured by commercial real estate mortgages, generally income producing properties that are managed for profit. Property types include multi-family dwellings including apartments, retail centers, hotels, restaurants, hospitals, nursing homes, warehouses, and office buildings. Most commercial mortgage-backed securities have call protection features whereby underlying borrowers may not prepay their mortgages for stated periods of time without incurring prepayment penalties.

During the first nine months of 2010, we sold $1.2 billion of fixed maturity investments which resulted in gross investment losses (before income taxes) of $135.6 million. We sell securities at a loss for a number of reasons including, but not limited to: (i) changes in the investment environment; (ii) expectation that the fair value could deteriorate further; (iii) desire to reduce our exposure to an asset class, an issuer or an industry; (iv) changes in credit quality; or (v) changes in expected liability cash flows. As discussed in the notes to our Consolidated Financial Statements, the realization of gains and losses affects the timing of the amortization of insurance acquisition costs related to universal life and investment products.

Other Investments

At September 30, 2010, we held commercial mortgage loan investments with a carrying value of $1,825.6 million (or 8% of total invested assets) and a fair value of $1,848.5 million. We held no noncurrent commercial mortgage loans at September 30, 2010. During the first nine months of 2010, we recognized $37.8 million of writedowns related to commercial mortgage loans reflecting our concerns regarding the issuers’ ability to continue to make contractual payments related to these loans and our estimate of the value of the underlying properties. During 2009, we recognized $40.9 million of write downs of commercial mortgage loans resulting from declines in fair value that we concluded were other than temporary. During 2008, we recognized $5.8 million of write downs of commercial mortgage loans for other-than-temporary declines in fair value and recognized losses of $22.1 million from the liquidation of several delinquent commercial mortgage loans. Realized losses on commercial mortgage loans were not significant in 2007. We had no allowance for loss on mortgage loans at September 30, 2010 or December 31, 2009 or 2008. Approximately 7%, 7%, 7% and 6% of

the mortgage loan balance were on properties located in Minnesota, Indiana, California and Arizona, respectively. No other state comprised greater than 6% of the mortgage loan balance.

The following table shows the distribution of our commercial mortgage loan portfolio by property type as of September 30, 2010 (dollars in millions):

	Number of loans	Carrying value
Retail	248	$726.5
Office building	85	685.1
Industrial	43	317.2
Multi-family	22	93.3
Other	1	3.5

Total commercial mortgage loans	399	$1,825.6

The following table shows our commercial mortgage loan portfolio by loan size as of September 30, 2010 (dollars in millions):

	Number of loans	Carrying value
Under $5 million	289	$492.9
$5 million but less than $10 million	60	428.0
$10 million but less than $20 million	31	402.1
Over $20 million	19	502.6

Total commercial mortgage loans	399	$1,825.6

The following table summarizes the distribution of maturities of our commercial mortgage loans as of September 30, 2010 (dollars in millions):

	Number of loans	Carrying value
2010	2	$1.4
2011	12	73.9
2012	17	46.3
2013	16	157.3
2014	25	90.6
after 2014	327	1,456.1

Total commercial mortgage loans	399	$1,825.6

The following table provides the weighted average loan-to-value ratio for our outstanding mortgage loans as of September 30, 2010 (dollars in millions):

Loan-to-value ratio(a)	Carrying value	Estimated fair value
Less than 60%	$695.3	$758.2
60% to 70%	669.4	646.8
70% to 80%	370.1	359.8
80% to 90%	46.5	45.1
Greater than 90%	44.3	38.6

Total	$1,825.6	$1,848.5

(a)	Loan-to-value ratios are calculated as the ratio of: (i) the carrying value of the commercial mortgage loans; to (ii) the estimated fair value of the underlying commercial property.

At September 30, 2010, we held $389.7 million of trading securities. We carry trading securities at estimated fair value; changes in fair value are reflected in the statement of operations. Our trading securities are held to act as hedges for embedded derivatives related to our fixed index annuity products and certain modified coinsurance agreements. See the note to the Audited Consolidated Financial Statements entitled “Summary of Significant Accounting Policies—Accounting for Derivatives” for further discussion regarding the embedded derivatives and the trading accounts. In addition, the trading account includes investments backing the market strategies of our multibucket annuity products.

Other invested assets also include options backing our fixed index products, futures, credit default swaps, forward contracts and certain nontraditional investments, including investments in limited partnerships, promissory notes and real estate investments held for sale.

The Company participated in a securities lending program whereby certain fixed maturity securities from our investment portfolio were loaned to third parties via a lending agent for a short period of time. We maintained ownership of the loaned securities. We required collateral equal to 102% of the fair value of the loaned securities. The collateral was invested by the lending agent in accordance with our guidelines. The fair value of the loaned securities was monitored on a daily basis with additional collateral obtained as necessary. In the third quarter of 2010, the Company discontinued its securities lending program. As of December 31, 2009 and 2008, the fair value of the loaned securities was $178.5 million and $389.3 million, respectively. As of December 31, 2009 and 2008, the Company had received collateral of $185.7 million and $408.8 million, respectively. Income generated from the program, net of expenses is recorded as net investment income and totaled $0.2 million, $1.2 million, $2.4 million and $1.3 million in the first nine months of 2010 and in 2009, 2008 and 2007, respectively.